UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in its charter)

Maryland(Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware(Prologis, L.P.)	001-14245 (Prologis, L.P.)	94-3285362 (Prologis, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2022	PLD/22	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 28, 2022, at a Special Meeting of Stockholders (the “Special Meeting”) of Prologis, Inc. (“Prologis” or the “Company”), the holders of shares of common stock, par value $0.01 per share, of the Company (“Prologis Common Stock”) voted on the (i) approval of the issuance of shares of Prologis Common Stock in connection with the merger of Duke Realty Corporation, an Indiana corporation (“Duke Realty”), with and into Compton Merger Sub LLC, a newly created wholly owned subsidiary of Prologis (“Prologis Merger Sub”) with Prologis Merger Sub continuing as the surviving entity, pursuant to which each outstanding share of common stock, par value $0.01 per share, of Duke Realty will be converted into the right to receive 0.475 of a newly issued share of Prologis Common Stock, in each case, pursuant to, and on the terms and conditions set forth in, the Agreement and Plan of Merger, dated as of June 11, 2022, as it may be amended or supplemented from time to time, by and among the Company, Prologis, L.P., Prologis Merger Sub, Compton Merger Sub OP LLC, Duke Realty and Duke Realty Limited Partnership, (the “Common Stock Issuance Proposal”); and (ii) approval of one or more adjournments of the Special Meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Common Stock Issuance Proposal (the “Adjournment Proposal”).

There were 740,376,650 shares of Prologis Common Stock outstanding and entitled to vote on August 8, 2022, the record date for the Special Meeting, and 644,328,895 shares of Prologis Common Stock were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

At the Special Meeting, the Common Stock Issuance Proposal was approved by the holders of Prologis Common Stock. Sufficient votes were received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Common Stock Issuance Proposal.

The final voting results from the Special Meeting were as follows:

Proposal 1. Common Stock Issuance Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
643,296,366	374,996	657,533	N/A

Proposal 2. Adjournment Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
577,560,201	65,980,904	787,790	N/A

Item 8.01. Other Events.

On September 28, 2022, Prologis and Duke Realty issued a joint press release announcing the results of the voting at the Special Meeting and at the special meeting of shareholders of Duke Realty, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Joint Press Release, dated September 28, 2022.
104	Cover Page Interactive Data File (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

By:	/s/ Deborah K. Briones
Name:	Deborah K. Briones
Title:	Managing Director, Deputy General Counsel

PROLOGIS, L.P.

By:	Prologis, Inc.,
its General Partner

By:	/s/ Deborah K. Briones
Name:	Deborah K. Briones
Title:	Managing Director, Deputy General Counsel

Dated: September 29, 2022